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                                                                   Exhibit 4.(a)

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                          ACCLAIM ENTERTAINMENT, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                         (Effective as of May 4, 1998)

         The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Acclaim Entertainment, Inc. (herein called the "Company").

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.    Definitions.

               (a) "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" means the common stock, $0.02 par value, of the Company.

               (d) "Compensation" means base pay plus incentives, bonuses, royalties and overtime.

               (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

               (f) "Employee" means any person, including an officer, who is an employee of the Company or a Designated Subsidiary whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year.

               (g) "Designated Subsidiary" means a Subsidiary which has been designated by the Board in its sole discretion as eligible to participate in the Plan.

               (h) "Exercise Date" means the last business day of each Exercise Period in an Offering Period.

               (i) "Exercise Period" means a six-month period commencing on an Offering Date, or on the first business day after any Exercise Date in an Offering Period provided however, that the first Exercise Period under the Plan shall end on the later to occur of six (6) months after the Offering Date and the date of stockholder approval of the Plan; provided, further, however, that the second Exercise Period under the Plan shall be shortened by the number of days, if any, by which the first Exercise Period exceeds six (6) months.

               (j) "Offering Date" means the first day of each Offering Period of the Plan.

               (k) "Offering Period" means a period of twenty-four (24) months consisting of four (4) Exercise Periods during which options granted pursuant to the Plan may be exercised.

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               (l) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, 50% or more of the voting shares.

         3.    Eligibility.

               (a) General Rule. Any person who is an Employee on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that an Employee working in a country whose laws make participation in the Plan impractical and/or illegal, shall not be eligible to participate in the Plan.

               (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock ownership shall be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Period. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about each June 1 and December 1. The Board of Directors of the Company shall have the power to change the duration of an Offering Period with respect to future offerings without stockholder approval, if such change is announced at least fifteen
(15) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.    Participation.

               (a) An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with payroll not less than fifteen (15)

days prior to the Offering Date of the first Offering Period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set by the Compensation Committee for all eligible Employees with respect to such Offering Period. Once enrolled, the Employee remains enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Employee withdraws by providing the Company with a written notice of withdrawal or files a new subscription agreement prior to the applicable Offering Date changing the Employee's designated payroll deduction. An Employee may participate in only one Offering Period at a time.

               (b) Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end when terminated by the participant as provided in paragraph 10.

         6.    Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Board, of the Compensation which he or she would otherwise receive on such payday, provided that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%), or such other percentage as may be determined from time to

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time by the Board, of the Compensation which he or she would otherwise have received during said Offering Period.

               (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may change the rate of his or her payroll deduction during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, provided that the Compensation Committee of the Board (the "Compensation Committee") or the Board may, in its discretion, impose reasonable and uniform restrictions on participants' ability to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her payroll deductions as of the beginning of an Offering Period by completing and filing with the Company, at least fifteen
(15) days prior to the beginning of such Offering Period, a new payroll deduction authorization.

               (d) If a participant decreases his or her payroll deduction to 0% during an Exercise Period, his or her participation in the Offering Period shall continue and payroll deductions shall commence at the rate provided in the participant's previous subscription agreement at the beginning of the next succeeding Exercise Period, unless otherwise directed by the participant on the election form provided by the Company.

               (e) Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be automatically decreased to 0% at such time during any Exercise Period. Payroll deductions shall commence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Exercise Period, unless terminated by the participant as provided in paragraph 10.

         7.    Grant of Option.

               (a) On each Offering Date, each participant shall be granted an option to purchase on each Exercise Date (at the per share option price) a number of full shares of Common Stock arrived at by dividing such participant's total payroll deductions to be accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date and (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date; provided, however, that the maximum number of shares a participant may purchase during each Offering Period shall be equal to the lesser of (i) the quotient obtained by dividing $50,000 by the fair market value of a share of Common Stock on the Offering Date and (ii) the "Maximum Cap" for each Offering Period; and provided further that such purchase shall be subject to the limitations set forth in Paragraphs 3(b) and 11 hereof. The "Maximum Cap" for each Offering Period shall be the number of shares purchasable under the Plan during that Offering Period with the maximum payroll deductions permitted by paragraph 6(e) hereof, based upon the fair market value of the Common Stock at the beginning of the Offering Period. The fair market value of a share of Common Stock shall be determined as provided in paragraph 7(b) herein.

               (b) The option price per share of a share of Common Stock shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date; and (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date. The fair market value of the Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock on the business day preceding such date or, if there is no sale of the Common Stock on such business day, the average of the bid and asked prices on such exchange or system at the close of trading on such business day or, if the shares

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of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Board.


         8. Exercise of Option. Unless a participant withdraws from the Offering Period as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically at each Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated payroll deductions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

         9. Delivery. As promptly as practicable after each Exercise Date of an Offering Period, the Company shall arrange delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the Exercise Date of each Offering Period which merely represents a fractional share shall be credited to the participant's account for the next subsequent Offering Period; any additional cash shall be returned to said participant.

         10.   Withdrawal: Termination of Employment.

               (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from the Offering Period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with paragraph 6 hereof.

               (b) Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically canceled.

               (c) In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his or her account will be returned to the participant and the option canceled.

               (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

         11.   Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.   Stock.

               (a) The number of shares of Common Stock which shall be reserved for sale under the Plan shall be 3,000,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then

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outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall given written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the affected Exercise Date of such Offering Period.

               (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

         13. Administration. The Plan shall be administered by the Compensation Committee. The administration, interpretation or application of the Plan by the Compensation Committee shall be final, conclusive and binding upon all participants.

         14.   Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees as soon as practicable following each Exercise Date.

         18. Adjustments Upon Changes in Capitalization. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any option and the number of shares of Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company

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or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any option and for each share of Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

               In the event that there shall be any change, other than as specified in the first paragraph of Section 18 hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each option.

               In the case of any substitution or adjustment in accordance with the provisions of this Section 18, the option price in each option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 18.

               No adjustment or substitution provided for in this Section 18 shall require the Company to sell a fractional share under any option.

               In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the exercise of each option and/or terminate the same within a reasonable time thereafter.

         19. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination will affect options previously granted. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

         20. Notices. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and degree required under the Delaware General Corporation Law.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of

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such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

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